SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2007 (November 19, 2007)

SINO GAS INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Utah	000-51364	32-0028823
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No.18 Zhong Guan Cun Dong St.
Haidian District
Beijing 100083, People’s Republic of China
(Address of Principal Executive Offices)

86-10-82600527
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Chief Financial Officer and Appointment of New Chief Financial Officer

On November 19, 2007, Ms. Fang Chen resigned from the position of Chief Financial Officer but remains a director of the Company. Ms. Chen did not have disputes with the Company prior to her resignation.

On November 19, 2007, Vincent Hu was appointed to the position of Chief Financial Officer. Mr. Hu was the Greater China Finance Director for Kinkos platform in FedEx Group Co., from 2004 to the present. He was in charge of the finance function in DuPont Corporation (China) Beijing Branch from 2002-2004. He was a senior accountant in Lucent Technology Co. (China) from 2001-2002. Mr. Hu is an affiliate of the British Association of Charted Certified Accountant (ACCA). Mr. Hu graduated from Shanghai University of Finance and Economics with a bachelor’s degree in International Accounting

Mr. Hu’s employment with the Company has the following materials terms: base salaries of cash in the amount of $60,000.00 with a year-end bonus of $30,000.00 plus options under the Company’s Option Plan and the provision of labor-related insurance, benefits in conformance with PRC labor laws. Mr. Hu serves at the discretion of our board of directors.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GAS INTERNATIONAL HOLDINGS, INC.

Date: November 22, 2007	By:	/s/ Yuchuan Liu
Name: Yuchuan Liu
Title: Chief Executive Officer